Exhibit 10.2

HOSTESS BRANDS, INC.
2016 EQUITY INCENTIVE PLAN

PERFORMANCE SHARE UNIT AWARD AGREEMENT

Cover Sheet

Hostess Brands, Inc., a company incorporated under the laws of the State of Delaware (“Company”), hereby grants an award of performance share units (“PSUs”) to the individual named below. The terms and conditions of the PSUs are set forth in this cover sheet (“Cover Sheet”), in the attached Performance Share Award Agreement (the “Agreement”) and in the Hostess Brands, Inc. 2016 Equity Incentive Plan (the “Plan”). All capitalized terms used but not defined in this Cover Sheet and the Agreement will have the meanings ascribed to such terms in the Plan.

Granted to:
Date of Grant:
First Performance Period:
Second Performance Period:
Performance Metric:
Target Number of PSUs for Each Performance Period:
Performance Goal for Each Performance Period:		Company's Relative TSR Rank	Number of PUSs that Vest
Maximum
Target
Threshold
Below Threshold
Vesting Date for the First Performance Period:
Vesting Date for the Second Performance Period:
By signing this Cover Sheet, you agree to all of the terms and conditions described in this Cover Sheet, in the Agreement and in the Plan.

If you do not sign and return this Cover Sheet within 60 days of the Date of Grant, the Company will have the right to rescind this Award.

Signature: _____________________            Date: _______________
HOSTESS BRANDS, INC.

By:_____________________
Name:
Title:

Exhibit 10.2

HOSTESS BRANDS, INC.
PERFORMANCE SHARE AWARD AGREEMENT

Right to Shares
The award of PSUs represents your right to receive, and the Company’s obligation to issue, one share of the Company’s Class A Common Stock (a “Share”) for each PSU that is or becomes a Vested PSU (as described below) on the applicable Vesting Date, subject to the terms of this Agreement. Such issuance will occur as soon as practicable following the date the Committee certifies the extent to which Performance Goal has been satisfied as of the applicable Vesting Date, determined in accordance with Exhibit A attached hereto, but no later than 70 days following the applicable Vesting Date. Notwithstanding the foregoing, the Company will not permit the issuance of Shares at a time when such issuance would violate any law, rule, regulation or Company policy, as determined by the Company.

Vested PSUs
The number of PSUs, if any, that become Vested PSUs with respect to a Performance Period will be determined as of the end of the applicable Performance Period, based on the extent to which the Performance Goal, as set forth in the Cover Sheet, has been achieved for such Performance Period, as determined in accordance with Exhibit A and certified by the Committee. If the threshold Performance Goal has not been achieved for the applicable Performance Period, then no PSUs will become Vested PSUs for such Performance Period. If the threshold Performance Goal has been achieved for the applicable Performance Period, then the threshold number of PSUs for the Performance Period, as set forth on the Cover Sheet, will become Vested PSUs for such Performance Period. If the target Performance Goal has been achieved for the applicable Performance Period, then the target number of PSUs for such Performance Period, as set forth on the Cover Sheet, will become Vested PSUs for such Performance Period. If the maximum Performance Goal (or greater) has been achieved for the applicable Performance Period, then the maximum number of PSUs for such Performance Period, as set forth on the Cover Sheet, will become Vested PSUs for such Performance Period. If actual performance for the applicable Performance Period falls between the threshold Performance Goal and the target Performance Goal, or between the target Performance Goal and the maximum Performance Goal, the number of PSUs that become Vested PSUs for such Performance Period will be determined by linear interpolation between the respective performance inflection points.

Performance Metric	As set forth in the Cover Sheet, the Performance Metric shall be Relative TSR, as defined and further described in Exhibit A.

Exhibit 10.2

Vesting; Forfeiture
On the applicable Vesting Date, your right to issuance of the Shares underlying any PSUs that are Vested PSUs as of the Vesting Date shall become vested and nonforfeitable. To the extent that any PSUs subject to vesting with respect to a Performance Period do not become vested based on achievement of the Performance Goal (or lack of such achievement) for the applicable Performance Period, you shall forfeit your right to such PSUs. Should your employment with the Company and its Subsidiaries terminate for any reason prior to the Vesting Date, all PSUs will be forfeited and you will have no right to the issuance of any Shares hereunder.

Notwithstanding the foregoing:

If such termination occurs prior to the First Vesting Date and is other than (i) by you voluntarily without Good Reason or (ii) by the Company for Cause, then, the date of such termination will be treated as if it were the First Vesting Date and the Second Vesting Date, and for each of the First Performance Period and the Second Performance Period, the number of PSUs that become Vested PSUs shall be equal to the number of PSUs that would have become Vested PSUs, determined based on achievement of the Performance Goal assuming each Performance Period ended on the termination date, multiplied by a fraction, the numerator of which is the number of days you were employed during the Second Performance Period and the denominator of which is 1,096; Your rights to any PSUs which do not vest in accordance with the preceding sentence will be forfeited.

If such termination occurs following the First Vesting Date and prior to the Second Vesting Date and is other than (i) by you voluntarily without Good Reason or (ii) by the Company for Cause, the date of such termination will be treated as if it were the Second Vesting Date, and the number of PSUs that become Vested PSUs shall be equal to the number of PSUs that would have become Vested PSUs, determined based on achievement of the Performance Goal assuming the Second Performance Period ended on the termination date, multiplied by a fraction, the numerator of which is the number of days you were employed during the Second Performance Period and the denominator of which is 1,096. For the avoidance of doubt, to the extent that PSUs subject to vesting with respect to the First Performance Period did not vest in the First Performance Period, you shall not be entitled to payment in respect of such PSUs, and the number of PSUs payable pursuant to this paragraph shall not include payment in respect of such PSUs. Your rights to any PSUs which do not vest in accordance with the preceding sentences will be forfeited.

Issuance of Shares underlying Vested PSUs shall occur within 70 days following your termination of employment.

Termination for Cause; Recoupment
If your employment is terminated for Cause or if you breach any restrictive covenant agreement between you and the Company or its Subsidiaries, the PSUs, whether or not vested, will immediately terminate.

If at any time within one year after the date on which you receive payment in respect of the PSUs (whether in the form of cash, or Shares), (a) your employment is terminated for Cause or (b) the Committee determines in its reasonable discretion that after termination of your employment for any reason, you engaged in conduct that violated any continuing obligation or duty in respect of the Company or any Subsidiary (including any breach of any restrictive covenant agreement between you and the Company), then, subject to applicable law, upon notice from the Company, you shall repay to the Company any cash or Shares you received pursuant to the PSUs, or if you disposed of any such Shares, the Fair Market Value of such Shares as of the date of disposition.

Nothing in this Agreement shall limit the Company’s right of recoupment pursuant to Section 13 of the Plan, including recoupment of payments pursuant to the Company’s compensation recovery, “clawback” or similar policy, as may be in effect from time to time.

Exhibit 10.2

Change of Control
Notwithstanding the foregoing:

(i) if there occurs a Change of Control, and this Award does not continue or is not assumed by an acquiror, then:

(A) In the event that the Change of Control occurs during the First Performance Period then, the date of the Change of Control will be treated as if it were the First Vesting Date and the Second Vesting Date, and for each of the First Performance Period and the Second Performance Period, the number of PSUs that become Vested PSUs shall be equal to the number of PSUs that would have become Vested PSUs, determined based on achievement of the Performance Goal assuming each Performance Period ended on the date of the Change of Control, multiplied by a fraction, the numerator of which is the number of days that elapsed during the Second Performance Period prior to the Change of Control, and the denominator of which is 1,096. Your rights to any PSUs which do not vest in accordance with the preceding sentence will be forfeited.

(B) In the event that the Change of Control occurs following the First Vesting Date and prior to the Second Vesting Date, the date of the Change of Control will be treated as if it were the Second Vesting Date, and you will be entitled to issuance of a number of Shares underlying any PSUs that would become Vested PSUs during the Second Performance Period determined based on achievement of the Performance Goal assuming the Second Performance Period ended on the date of the Change of Control, multiplied by a fraction, the numerator of which is the number of days you were employed during the Second Performance Period and the denominator of which is 1,096. For the avoidance of doubt, to the extent that PSUs subject to vesting with respect to the First Performance Period did not vest in the First Performance Period, you shall not be entitled to payment in respect of such PSUs, and the number of PSUs payable pursuant to this paragraph shall not include payment in respect of such PSUs. Your rights to any PSUs which do not vest in accordance with the preceding sentences will be forfeited.

Issuance of Shares underlying Vested PSUs determined in accordance with this subsection (i) shall occur within 70 days following the Change of Control.

(ii) If there occurs a Change of Control, and this Award continues or is assumed by an acquiror, and you experience a Change in Control Termination as defined by the HB Key Executive Severance Benefit Plan, as in effect at the time of your termination of employment, then

(A) In the event such termination occurs during the First Performance Period, then for each Performance Period, the number of PSUs that become Vested PSUs as of the date of such termination shall be equal to the target number of PSUs for such Performance Period, as set forth on the Cover Sheet. Your rights to any PSUs which do not vest in accordance with the preceding sentence will be forfeited.

(B) In the event that such termination occurs following the First Vesting Date and prior to the Second Vesting Date, then with respect to the Second Performance Period, the number of PSUs that become Vested PSUs as of the date of such termination shall be equal to the target number of PSUs for the Second Performance Period, as set forth on the Cover Sheet. Your rights to any PSUs which do not vest in accordance with the preceding sentence will be forfeited.

Issuance of Shares underlying Vested PSUs determined in accordance with this subsection (ii) shall occur within 70 days following your termination of employment.

For purposes of the foregoing, this Award shall not be treated as continued or assumed unless it is continued or assumed on a substantially equivalent basis, including, without limitation, continuation or assumption of the Performance Metric and Performance Goals.

Exhibit 10.2

Taxes
You are solely responsible for the satisfaction of all taxes and penalties that may arise in connection with the award or settlement of the PSUs. At the time of taxation, the Company shall have the right to deduct from other compensation, or to withhold Shares in an amount equal to the federal (including FICA), state, local and foreign taxes and other amounts as may be required by law to be withheld with respect to the PSUs. If Shares are withheld, the value of the Shares withheld may not exceed the minimum applicable tax withholding amount (except as otherwise determined by the Committee in its sole discretion). By accepting this Award, you expressly consent to the withholding of Shares or other amounts payable to you.

Restrictions on Resale/ Company Policies
By signing this Agreement, you agree not to sell any Shares received hereunder at a time when applicable laws, regulations or Company policies prohibit a sale. Any Shares issued hereunder, and any cash proceeds realized from the sale of such Shares will be subject to all share retention, trading, and other policies that may be implemented by the Committee or the Board from time to time.

Transfer of right to receive PSUs
You cannot transfer or assign your PSUs. For instance, you may not sell your right to PSUs or use such right as security for a loan. If you attempt to do any of these things, your Award will immediately become invalid.

Regardless of any marital property settlement agreement, the Company or a securities broker, as applicable, is not obligated to recognize your former spouse’s interest in your right to PSUs in any way.

Stockholder Rights
You, or your estate or heirs, have no rights as a stockholder of the Company in respect of PSUs, unless and until the underlying Shares are issued. No adjustments are made for dividends or other rights if the applicable record date occurs before Shares are issued, except as described in the Plan. However, to the extent you hold PSUs on the record date any cash dividend is declared on Shares, you will receive a dividend equivalent right (“DER”). A DER is a right to an amount, per PSU held, equal to the amount of the cash dividend declared and paid in respect of one Share. DERs will be credited in the form of additional PSUs, with the number of PSUs based on the Fair Market Value of a Share as of the date the dividend is paid (rounded down to the nearest whole Share). DERs will be subject to the same vesting and other conditions as the PSUs. If and to the extent that the underlying PSUs are forfeited, all related DERs shall also be forfeited. DERs will be paid at the same time the underlying PSUs are settled if and to the extent that the underlying PSUs vest and become payable.

No Right to Continued Employment
Neither the grant of this Award, nor any other action taken hereunder shall be construed as giving you the right to be retained in the employ or service of the Company or any of its Subsidiaries (for the vesting period or any other period of time) nor interfere in any way with the Company’s right to terminate your employment.

Applicable Law and Arbitration
This Agreement will be subject to and interpreted in accordance with the laws of the State of Delaware, without reference to the principles of conflicts of laws, and applicable Federal or other securities laws. Any dispute, controversy or claim arising out of or relating to the Plan or this Agreement that cannot be resolved by you on the one hand and the Company on the other, shall be submitted to arbitration in accordance with the terms of the Plan.

Certain Definitions	For purposes of this Agreement, “Cause” and “Good Reason” shall have the meanings set forth in the Employment Agreement between you and Hostess Brands, LLC entered into on April 12, 2018.

Exhibit 10.2

Delivery of Documents
The Company may, in its sole discretion, decide to deliver any documents related to this Award or other Awards granted to you under the Plan by electronic means. By signing the Cover Sheet, you consent to receive all documents related to this Award or other Awards granted to your under the Plan by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

Amendment	The terms and conditions of this Agreement and the PSUs may be amended by the Committee or the Board as permitted by the Plan.
The Plan and Other Agreements
The text of the Plan and any amendments thereto are incorporated in this Agreement by reference.

This Agreement, the Cover Sheet and the Plan constitute the entire understanding between you and the Company regarding the PSUs. Any prior agreements, commitments or negotiations concerning the PSUs are superseded. In the event there is any express conflict between the Cover Sheet, this Agreement and the terms of the Plan, the terms of the Plan shall govern.

By signing the Cover Sheet of this Agreement, you agree to all of the terms and conditions described above and in the Plan and evidence your acceptance of the powers of the Committee of the Board of Directors of the Company that administers the Plan.

Exhibit 10.2

HOSTESS BRANDS, INC.
2016 EQUITY INCENTIVE PLAN
PERFORMANCE SHARE UNIT AWARD AGREEMENT

Exhibit A

The PSUs will vest based on the Company’s total shareholder return (“TSR”) for each Performance Period compared to the TSR of the companies in the S&P Composite 1500 Packaged Goods and Meats Sub Index (the “Peer Group Companies”) for such Performance Period (the “Relative TSR”).

TSR for the Company and each Peer Group Company for each applicable Performance Period shall be calculated as follows:

•	the (x) Average Final Price minus the Average Initial Price, plus Reinvested Dividends, divided by (y) the Average Initial Price.

•
The “Average Initial Price” is equal to the average closing price of a share of such company’s stock during the 20 trading day period ending immediately prior to the first day of the applicable Performance Period.

•	The “Average Final Price” is equal to the average closing price of a share of such company’s stock during the last 20 trading days in the applicable Performance Period.

•
“Reinvested Dividends” shall be calculated by multiplying (x) the aggregate number of shares of each company’s stock (including fractional shares) that could have been purchased during the applicable Performance Period had each cash dividend paid on a single share during the applicable Performance Period been immediately reinvested in additional shares of such company’s stock (or fractional shares) at the closing price per share of such company’s stock on the applicable dividend payment date by (y) the average daily closing price per share of such company’s stock calculated for the last 20 trading days in the applicable Performance Period.

At the end of the applicable Performance Period, the Company’s TSR and the TSR of each of the Peer Group Companies will be ranked from highest to lowest (for clarity, the Company’s TSR will be excluded from the comparator set for ranking). The number of PSUs that become Vested PSUs with respect to each Performance Period will be determined based on the Company’s Relative TSR as follows:

Performance	Company Relative TSR Rank	Number of PSUs that Vest
Maximum
Target
Threshold
Below Threshold

If the Company’s TSR Rank for the applicable Performance Period is between the threshold Performance Goal and the target Performance Goal or between the target Performance Goal and the maximum Performance Goal, the number of Vested PSUs will be determined by linear interpolation between the respective performance inflection points.
Any PSUs subject to vesting with respect to a Performance Period that do not vest on the applicable Vesting Date shall be forfeited.

Exhibit 10.2

For the avoidance of doubt, the Peer Group Companies shall consist of the following companies, which are the companies in the S&P Composite 1500 Packaged Goods and Meats Sub Index as of the first day of the Performance Periods.

B&G Foods, Inc.
Calavo Growers, Inc.
Cal-Maine Foods, Inc.
Campbell Soup Company
Conagra Brands, Inc.
Dean Foods Company
Flowers Foods, Inc.
General Mills, Inc.
Hormel Foods Corporation
J&J Snack Foods Corp.
John B. Sanfilippo & Son, Inc.
Kellogg Company
Lamb Weston Holdings, Inc.
Lancaster Colony Corporation
McCormick & Company, Incorporated
Mondelez International, Inc.
Post Holdings, Inc.
Sanderson Farms, Inc.
Seneca Foods Corporation
The Hain Celestial Group, Inc.
The Hershey Company
The J.M. Smucker Company
The Kraft Heinz Company
Tootsie Roll Industries, Inc.
TreeHouse Foods, Inc.
Tyson Foods, Inc.

•
In the event of a merger, acquisition or business combination transaction of a Peer Group Company during the applicable Performance Period in which such Peer Group Company is the surviving entity and remains publicly traded, the surviving entity shall remain a Peer Group Company. Any entity involved in the transaction during the applicable Performance Period that is not the surviving company shall no longer be a Peer Group Company.

•
In the event of a merger, acquisition or business combination transaction of a Peer Group Company, a “going private” transaction or other event involving a Peer Group Company or the liquidation of a Peer Group Company (other than a bankruptcy as described below), in each case during the applicable Performance Period and where the Peer Group Company is not the surviving entity or is no longer publicly traded, such Peer Group Company shall no longer be a Peer Group Company.

•
Notwithstanding the foregoing, in the event of a bankruptcy of a Peer Group Company during the applicable Performance Period where the Peer Group Company is not publicly traded at the end of the applicable Performance Period, such Peer Group Company shall remain a Peer Group Company but shall be deemed to be ranked last among all Peer Group Companies.